EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of HeartWare International, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Douglas Godshall and David McIntyre and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.001, of the Corporation and other securities pursuant to the HeartWare International, Inc. 2008 Stock Incentive Plan, HeartWare International, Inc. Employee Stock Option Plan, HeartWare International, Inc. Restricted Stock Unit Plan, and HeartWare International, Inc. Incentive Option Terms: Non-Executive Directors (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Douglas Godshall	Chief Executive Officer and	November 13, 2008
Douglas Godshall	Director (principal executive officer)

/s/ David McIntyre	Chief Financial Officer and	November 13, 2008
David McIntyre	Chief Business Officer (principal financial officer)

/s/ Robert Thomas Robert Thomas	Chairman and Director	November 13, 2008

/s/ Dr. Seth Harrison Dr. Seth Harrison	Director	November 13, 2008

/s/ Dr. Christine Bennett Dr. Christine Bennett	Director	November 13, 2008

/s/ Dr. Denis Wade Dr. Denis Wade, AM	Director	November 13, 2008

/s/ Robert Stockman Robert Stockman	Director	November 13, 2008

/s/ Timothy J. Barberich Timothy J. Barberich	Director	November 13, 2008

/s/ C. Raymond Larkin, Jr. C. Raymond Larkin, Jr.	Director	November 13, 2008